Exhibit 5
                        JAECKLE FLEISCHMANN & MUGEL, LLP
                                ATTORNEYS AT LAW

    FLEET BANK BUILDING  TWELVE FOUNTAIN PLAZA  BUFFALO, NEW YORK 14202-2292
                     TEL (716) 856-0600  FAX (716) 856-0432



                                October 10, 2000


Parkway Properties, Inc.
One Jackson Place Suite 1000
188 East Capitol Street
Jackson, Mississippi   39201

Ladies and Gentlemen:

                  Re: Registration Statement on Form S-3 under the Securities Act of 1933, as amended, No. 333-48161, (the "Registration Statement"); Issuance and Sale of up to 2,142,857 shares of Series B Convertible Cumulative Preferred Stock, par value $0.001 per share ("Series B Preferred Stock"), of Parkway Properties, Inc. ("Parkway")


         As your counsel we have examined the Registration Statement and Prospectus Supplement dated October 10, 2000 we are familiar with the documents referred to therein and incorporated therein by reference, as well as Parkway's Articles of Incorporation, as amended, and Bylaws, as amended, such records of proceedings of Parkway as we deemed material, and such other proceedings of Parkway as we deemed necessary for the purpose of this opinion.

         We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by Parkway in connection with the authorization, issuance and sale of the Series B Preferred Stock. In our opinion the shares of Series B Preferred Stock to be issued by Parkway will be, when issued and paid for pursuant to the Registration Statement and Prospectus Supplement dated October 10, 2000 and the exhibits thereto, duly authorized for issuance by all necessary corporate action and, upon the issuance thereof in accordance with their terms, the shares of Series B Preferred Stock will be legally issued, fully paid and non-assessable.

         We consent to the incorporation by reference of this opinion letter as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                JAECKLE FLEISCHMANN & MUGEL, LLP


                    Buffalo, New York  o  Rochester, New York